EXHIBIT 99.1

Earnings Release & Supplemental Information — Unaudited
March 31, 2014

OVERVIEW:	Section I	INVESTING ACTIVITY:	Section IV
Earnings Release	i-ix	Construction, Redevelopment, Wholesale Data Center and Land
Summary Description	1	& Pre-Construction Summary	21
Equity Research Coverage	2	Summary of Construction Projects	22
Selected Financial Summary Data	3	Summary of Redevelopment Projects	23
Selected Portfolio Data	4	Summary of Land Held and Pre-Construction	24

FINANCIAL STATEMENTS:	Section II	CAPITALIZATION:	Section V
Quarterly Consolidated Balance Sheets	5	Quarterly Equity Analysis	25
Consolidated Statements of Operations	6-7	Debt Analysis	26-27
Consolidated Statements of FFO	8-9	Debt Maturity Schedule	28
Consolidated Reconciliations of AFFO	10	Consolidated Joint Ventures	29

PORTFOLIO INFORMATION:	Section III	RECONCILIATIONS & DEFINITIONS:	Section VI
Consolidated Office Properties by Region	11	Supplementary Reconciliations of Non-GAAP Measures	30-32
NOI from Real Estate Operations and Occupancy by Property Grouping	12	Definitions	33-37
Unstabilized Office Properties	13
Real Estate Revenues & NOI from Real Estate Operations by Segment	14
Same Office Properties Average Occupancy Rates by Region	15
Same Office Property Real Estate Revenues & NOI by Region	16
Leasing - Core Office	17
Office Lease Expiration Analysis	18-19
Top 20 Office Tenants	20

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT REPORTS FIRST QUARTER 2014 RESULTS

COLUMBIA, MD April 25, 2014 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the first quarter ended March 31, 2014.

“During the quarter, occupancy increased modestly in nearly all of our submarkets, reflecting strong demand by customers in our strategic tenant niche and the gradual yet broad-based, improvement in local economic conditions,” stated Roger A. Waesche, Jr., COPT’s President & Chief Executive Officer. “We are at a positive inflection point, and expect 2014 will be a rewarding year for shareholders,” he added.

Results:
Diluted earnings per share (“EPS”) was $0.00 for the quarter ended March 31, 2014 as compared to $0.11 in the first quarter of 2013. Per NAREIT’s definition, diluted funds from operations per share (“FFOPS”) for the first quarter of 2014 was $0.48 versus $0.45 reported in the first quarter of 2013. FFOPS, as adjusted for comparability, was $0.48 for the quarter ended March 31, 2014 as compared to $0.48 reported for the first quarter of 2013. Adjustments for comparability could encompass items such as acquisition costs, impairment losses and gains on non-operating properties (net of related tax adjustments), losses (gains) on early extinguishment of debt and write-offs of original issuance costs for redeemed preferred stock. Please refer to the reconciliation tables that appear later in this press release.

Operating Performance:
Portfolio Summary - At March 31, 2014, the Company’s portfolio of 183 operating office properties totaled 17.5 million square feet. The Company’s portfolio was 89.8% occupied and 91.1% leased as of March 31, 2014.

Same Office Performance - The Company’s same office portfolio for the quarter ended March 31, 2014 represents 88% of the rentable square feet of the portfolio and consists of 170 properties. The Company’s same office portfolio was 89.9% occupied at March 31, 2014, up 50 basis points from year end 2013 occupancy. As of the same date, our same office portfolio was 91.4% leased. For the first quarter ended March 31, 2014, the Company’s same office property cash NOI, excluding gross lease termination fees, was essentially flat as compared to the first quarter of 2013.

Leasing - COPT completed approximately 446,000 square feet of total leasing in core office properties during the quarter ended March 31, 2014, and achieved a 56% renewal rate. For the quarter ended March 31, 2014, total rent on renewed space increased 1.6% on a GAAP basis and decreased 6.9% on a cash basis.

i

Investment Activity:
At March 31, 2014, the Company had eight properties totaling 1.2 million square feet under construction for a total projected cost of $300.3 million, of which $126.1 million had been incurred. These eight projects were 50% pre-leased at March 31, 2014. As of the same date, COPT had four properties under redevelopment representing a total projected cost of $75.6 million, of which $39.7 million has been incurred. The four redevelopment properties totaled approximately 400,000 square feet that, at March 31, 2014, were 68% pre-leased.

Balance Sheet and Capital Transactions:
As of March 31, 2014, the Company’s debt to adjusted book ratio was 43.5% and its adjusted EBITDA fixed charge coverage ratio was 2.9x. Also, the Company’s weighted average interest rate was 4.3% for the quarter ended March 31, 2014 and 89% of the Company’s debt was subject to fixed interest rates, including the effect of interest rate swaps.

2014 FFO Guidance:
Management is raising the low-end of previously issued guidance for 2014 FFOPS, as adjusted for comparability, by $0.01, to a new range of $1.85-$1.92. Management is establishing guidance for second quarter 2014 FFOPS, as adjusted for comparability, of $0.43-$0.45. A reconciliation of projected diluted EPS to projected FFOPS for the quarter ending June 30, 2014 and the year ending December 31, 2014 is provided, as follows:

	Quarter Ending		Year Ending
	June 30, 2014		December 31, 2014
	Low	High	Low	High
EPS	$0.07	$0.09	$0.97	$1.04
Real estate depreciation and amortization	0.32	0.32	1.44	1.44
FFOPS, NAREIT definition	0.39	0.41	2.41	2.48
Net operating income from properties to be conveyed (a)	(0.01)	(0.01)	(0.02)	(0.02)
Interest expense on loan secured by properties to be conveyed (a)	0.05	0.05	0.14	0.14
Net gains on early extinguishment of debt (b)	—	—	(0.68)	(0.68)
FFOPS, as adjusted for comparability	$0.43	$0.45	$1.85	$1.92

a.
The Company expects to transfer two operating properties in satisfaction of non-recourse secured indebtedness. These amounts represent the Company’s forecast of net operating income generated by these assets and interest expense (accrued at the default rate) from April 1st through year-end, and assuming a transfer date of December 31, 2014.

b.	Represents debt and accrued interest in excess of the book value of the assets to be conveyed.

1Q 2014 Conference Call Information:
Management will discuss first quarter 2014 earnings results, as well as its 2014 guidance, on its conference call on April 25, 2014 at 12:00 p.m. Eastern Time, details of which are listed below:

Earnings Release Date:    Friday, April 25, 2014 at 6:00 a.m. Eastern Time
Conference Call Date:    Friday, April 25, 2014
Time:     12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)    888-713-4213
Telephone Number: (outside the U.S.)    617-213-4865
Passcode:    65527969

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PC84V8CXU

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

A replay of this call will be available beginning Friday, April 25 at 4:00 p.m. Eastern Time through Friday, May 9 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 50491518. To access the replay outside the United States, please call 617-801-6888 and use passcode 50491518.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions:
For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that focuses primarily on serving the specialized requirements of U.S. Government agencies and defense contractors, most of which are engaged in defense information technology and national security-related activities. As of March 31, 2014, COPT derived 73% of its annualized revenue from its strategic tenant niche properties and 23% from its regional office properties. The Company generally acquires, develops, manages and leases office and data center properties concentrated in large office parks primarily located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of March 31, 2014, the Company’s consolidated portfolio consisted of 183 office properties totaling 17.5 million rentable square feet. COPT is an S&P MidCap 400 company.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2014	2013
Revenues
Real estate revenues	$124,877	$111,957
Construction contract and other service revenues	21,790	14,262
Total revenues	146,667	126,219
Expenses
Property operating expenses	49,772	40,388
Depreciation and amortization associated with real estate operations	43,596	27,010
Construction contract and other service expenses	18,624	13,477
General and administrative expenses	6,158	5,984
Leasing expenses	1,985	1,836
Business development expenses and land carry costs	1,326	1,359
Total operating expenses	121,461	90,054
Operating income	25,206	36,165
Interest expense	(20,827)	(20,290)
Interest and other income	1,285	946
Loss on early extinguishment of debt	—	(5,184)
Income from continuing operations before equity in income of unconsolidated entities and income taxes	5,664	11,637
Equity in income of unconsolidated entities	60	41
Income tax expense	(64)	(16)
Income from continuing operations	5,660	11,662
Discontinued operations	11	1,261
Income before gain on sales of real estate	5,671	12,923
Gain on sales of real estate, net of income taxes	—	2,354
Net income	5,671	15,277
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(16)	(429)
Preferred units in the Operating Partnership	(165)	(165)
Other consolidated entities	(749)	337
Net income attributable to COPT	4,741	15,020
Preferred share dividends	(4,490)	(6,106)
Net income attributable to COPT common shareholders	$251	$8,914

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$251	$8,914
Amount allocable to restricted shares	(121)	(118)
Numerator for diluted EPS	$130	$8,796

Denominator:
Weighted average common shares - basic	87,080	81,397
Dilutive effect of share-based compensation awards	112	52
Weighted average common shares - diluted	87,192	81,449
Diluted EPS	$0.00	$0.11

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2014	2013
Net income	$5,671	$15,277
Real estate-related depreciation and amortization	43,596	28,252
Impairment losses on previously depreciated operating properties	1	1,857
Loss on sales of previously depreciated operating properties	4	—
Funds from operations (“FFO”)	49,272	45,386
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)
FFO allocable to other noncontrolling interests	(761)	(727)
Preferred share dividends	(4,490)	(6,106)
Basic and diluted FFO allocable to restricted shares	(205)	(183)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	43,651	38,205
Gain on sales of non-operating properties, net of income taxes	—	(2,354)
Loss on early extinguishment of debt	23	5,184
Diluted FFO available to common share and common unit holders, as adjusted for comparability	43,674	41,035
Straight line rent adjustments	760	(3,833)
Amortization of intangibles included in net operating income	217	177
Share-based compensation, net of amounts capitalized	1,555	1,649
Amortization of deferred financing costs	1,167	1,528
Amortization of net debt discounts, net of amounts capitalized	171	628
Amortization of settled debt hedges	15	15
Recurring capital expenditures	(11,052)	(5,308)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$36,507	$35,891
Diluted FFO per share	$0.48	$0.45
Diluted FFO per share, as adjusted for comparability	$0.48	$0.48
Dividends/distributions per common share/unit	$0.275	$0.275

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	March 31, 2014	December 31, 2013
Balance Sheet Data
Properties, net of accumulated depreciation	$3,224,628	$3,214,301
Total assets	3,605,897	3,629,952
Debt, net	1,931,831	1,927,703
Total liabilities	2,115,208	2,114,945
Redeemable noncontrolling interest	17,654	17,758
Equity	1,473,035	1,497,249
Debt to adjusted book	43.5%	43.6%
Debt to total market capitalization	41.7%	44.3%

Consolidated Property Data (as of period end)
Number of operating properties	183	183
Total net rentable square feet owned (in thousands)	17,473	17,370
Occupancy %	89.8%	89.1%
Leased %	91.1%	90.3%

	For the Three Months Ended March 31,
	2014		2013
Payout ratios
Diluted FFO	57.7%		64.5%
Diluted FFO, as adjusted for comparability	57.6%		60.1%
Diluted AFFO	69.0%		68.7%
Adjusted EBITDA interest coverage ratio	3.6	x	3.5	x
Adjusted EBITDA fixed charge coverage ratio	2.9	x	2.7	x
Adjusted debt to in-place adjusted EBITDA ratio (1)	6.8	x	6.8	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	87,192		81,449
Weighted average common units	3,958		3,893
Denominator for diluted FFO per share	91,150		85,342

Reconciliation of FFO to FFO, as adjusted for comparability
FFO, per NAREIT	$49,272		$45,386
Gain on sales of non-operating properties	—		(2,354)
Loss on early extinguishment of debt, continuing and discontinued operations	23		5,184
FFO, as adjusted for comparability	$49,295		$48,216

(1)	Represents debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2014	2013
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$24,091	$23,594
Common unit distributions	1,081	1,050
Dividends and distributions for payout ratios	$25,172	$24,644

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income	$5,671	$15,277
Interest expense on continuing operations	20,827	20,290
Interest expense on discontinued operations	—	2,081
Income tax expense	64	16
Real estate-related depreciation and amortization	43,596	28,252
Depreciation of furniture, fixtures and equipment	505	530
Impairment losses	1	1,857
Loss on early extinguishment of debt on continuing and discontinued operations	23	5,184
Loss on sales of operating properties	4	—
Gain on sales of non-operational properties	—	(2,354)
Net loss (gain) on investments in unconsolidated entities included in interest and other income	20	(60)
Adjusted and in-place adjusted EBITDA	$70,711	$71,073

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$20,827	$20,290
Interest expense from discontinued operations	—	2,081
Less: Amortization of deferred financing costs	(1,167)	(1,528)
Less: Amortization of net debt discount, net of amounts capitalized	171	(628)
Denominator for interest coverage-Adjusted EBITDA	19,831	20,215
Preferred share dividends	4,490	6,106
Preferred unit distributions	165	165
Denominator for fixed charge coverage-Adjusted EBITDA	$24,486	$26,486

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2014	2013
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Tenant improvements and incentives on operating properties	$6,319	$2,291
Building improvements on operating properties	3,982	1,600
Leasing costs for operating properties	1,528	1,669
Less: Nonrecurring tenant improvements and incentives on operating properties	(16)	15
Less: Nonrecurring building improvements on operating properties	(568)	(267)
Less: Nonrecurring leasing costs for operating properties	(193)	—
Recurring capital expenditures	$11,052	$5,308

Reconciliation of same office property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$65,789	$66,628
Less: Straight-line rent adjustments	(537)	(1,588)
Less: Amortization of deferred market rental revenue	8	(29)
Add: Amortization of above-market cost arrangements	272	319
Same office property cash net operating income	65,532	65,330
Less: Lease termination fees, gross	(512)	(224)
Same office property cash net operating income, excluding gross lease termination fees	$65,020	$65,106

	March 31, 2014	December 31, 2013
Reconciliation of total assets to denominator for debt to adjusted book
Total assets	$3,605,897	$3,629,952
Accumulated depreciation	635,178	597,649
Accumulated amortization of real estate intangibles and deferred leasing costs	199,500	193,142
Denominator for debt to adjusted book	$4,440,575	$4,420,743

Reconciliation of debt to numerator for adjusted debt to in-place adjusted EBITDA ratio
Debt, net	$1,931,831	$1,927,703
Less: Cash and cash equivalents	(18,374)	(54,373)
Numerator for adjusted debt to in-place adjusted EBITDA ratio	$1,913,457	$1,873,330

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. As of March 31, 2014, COPT derived 73% of its annualized revenue from its strategic tenant niche properties and 23% from its regional office properties. COPT’s strategic tenant niche properties are those held for long-term investment that are either located near defense installations and other knowledge-based government demand drivers, or otherwise occupied primarily by U.S. Government agencies and defense contractors. COPT’s regional office properties are those held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties. As of March 31, 2014, COPT’s operating portfolio of 183 office properties encompassed 17.5 million square feet and was 91.1% leased. As of the same date, COPT also owned one wholesale data center that was 70% leased.

Corporate Strategy: COPT’s customer strategy focuses on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. These tenants’ missions generally pertain more to knowledge-based activities (such as cyber security, research and development and other highly technical defense and security areas) than to force structure (troops) and weapon system production. In order to support this customer strategy, COPT focuses on owning properties located near defense installations and other knowledge-based government demand drivers. COPT also focuses on owning properties in targeted markets or submarkets in the Greater Washington, DC/Baltimore region with strong growth attributes.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.krewson@copt.com
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, Manager of IR
Stephen E. Riffee, EVP & CFO	443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
Citigroup Global Markets	Emmanuel Korchman	212-816-1382	emmanuel.korchman@citi.com
Cowen and Company	Jim Sullivan	646-562-1380	james.sullivan@cowen.com
Evercore Partners	Sheila McGrath	212-497-0882	sheila.mcgrath@evercore.com
Green Street Advisors	Michael Knott	949-640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	212-446-9462	ssakwa@isigrp.com
Jefferies & Co.	Tayo Okusanya	212-336-7076	tokusanya@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Morningstar	Todd Lukasik	303-688-7418	todd.lukasik@morningstar.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Three Months Ended
SUMMARY OF RESULTS	3/31/14		12/31/13		9/30/13		6/30/13		3/31/13
Same Office NOI	$65,789		$66,352		$68,320		$68,313		$66,628
NOI from real estate operations	$75,144		$79,621		$79,676		$80,621		$78,011
Adjusted EBITDA	$70,711		$73,917		$72,500		$75,822		$71,073
Net income (loss) attributable to COPT common shareholders	$251		$82,526		$(7,454)		$(13,154)		$8,914
FFO - per NAREIT	$49,272		$115,911		$49,284		$31,725		$45,386
FFO - as adjusted for comparability	$49,295		$49,958		$49,658		$55,770		$48,216
Basic and diluted FFO available to common share and common unit holders	$43,651		$109,914		$43,618		$22,412		$38,205
Diluted AFFO available to common share and common unit holders	$36,507		$28,362		$35,503		$42,417		$35,891
Per share - diluted:
EPS	$0.00		$0.94		$(0.09)		$(0.16)		$0.11
FFO - NAREIT	$0.48		$1.21		$0.48		$0.25		$0.45
FFO - as adjusted for comparability	$0.48		$0.48		$0.49		$0.52		$0.48
Dividend per common share	$0.2750		$0.2750		$0.2750		$0.2750		$0.2750
Payout ratios:
Diluted FFO	57.7%		22.9%		57.6%		110.0%		64.5%
Diluted FFO - as adjusted for comparability	57.6%		56.9%		57.1%		53.1%		60.1%
Diluted AFFO	69.0%		88.6%		70.7%		58.1%		68.7%
Real estate revenue operating margin	60.2%		62.8%		64.0%		64.4%		63.9%
Rental revenue operating margin	76.7%		77.6%		78.5%		79.5%		78.6%
CAPITALIZATION
Total Market Capitalization	$4,627,913		$4,350,189		$4,503,307		$4,636,656		$4,689,907
Total Equity Market Capitalization	$2,696,082		$2,422,486		$2,368,276		$2,543,550		$2,732,547
Debt, net	$1,931,831		$1,927,703		$2,135,031		$2,093,106		$1,957,360
Debt to Total Market Capitalization	41.7%		44.3%		47.4%		45.1%		41.7%
Debt to Adjusted book	43.5%		43.6%		46.6%		46.4%		43.8%
Adjusted EBITDA interest coverage ratio	3.6	x	3.3	x	3.6	x	3.5	x	3.5	x
Adjusted EBITDA debt service coverage ratio	3.3	x	3.0	x	3.2	x	3.2	x	3.1	x
Adjusted EBITDA fixed charge coverage ratio	2.9	x	2.8	x	2.9	x	2.9	x	2.7	x
Adjusted debt to in-place adjusted EBITDA ratio	6.8	x	6.8	x	7.3	x	6.9	x	6.8	x
OTHER
Revenue from early termination of leases	$1,112		$1,676		$891		$1,280		$835
Capitalized interest costs	$1,589		$2,042		$2,215		$2,088		$2,440

Corporate Office Properties Trust
Selected Portfolio Data

	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13

# of Operating Office Properties
Total Portfolio	183	183	210	210	210
Same Office Properties	170	170	170	170	170

% Occupied
Total Portfolio	89.8%	89.1%	88.5%	88.2%	87.6%
Same Office Properties	89.9%	89.4%	89.7%	89.6%	89.1%

% Leased
Total Portfolio	91.1%	90.3%	89.7%	90.0%	89.3%
Same Office Properties	91.4%	90.7%	90.8%	91.0%	90.4%

Square Feet of Office Properties (in thousands)
Total Portfolio	17,473	17,370	19,204	19,037	19,128
Same Office Properties	15,446	15,446	15,446	15,446	15,446

Wholesale Data Center
Initial Stabilization Critical Load (in megawatts (“MWs”))	18	18	18	18	18
MWs Operational	9	9	9	9	9
MWs Leased	6.3	6.3	6.3	4.3	4.3

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Assets
Properties, net
Operating properties, net	$2,729,003	$2,702,693	$2,713,579	$2,703,009	$2,705,335
Construction and redevelopment in progress, including land (1)	159,468	160,436	174,117	189,079	160,311
Land held for future development and pre-construction costs (1)	336,157	351,172	352,050	319,216	324,327
Total properties, net	3,224,628	3,214,301	3,239,746	3,211,304	3,189,973
Assets held for sale	—	—	133,984	136,896	142,404
Cash and cash equivalents	18,374	54,373	27,318	9,196	23,509
Restricted cash and marketable securities	10,965	11,448	14,698	19,472	17,040
Accounts receivable, net	30,152	27,000	15,485	22,511	10,503
Deferred rent receivable, net	91,082	89,456	90,104	89,811	88,716
Intangible assets on real estate acquisitions, net	55,678	59,258	64,372	68,046	72,035
Deferred leasing and financing costs, net	65,855	66,267	63,246	57,488	59,856
Mortgage and other investing receivables	55,231	53,663	42,560	40,206	38,706
Prepaid expenses and other assets	53,932	54,186	64,075	44,705	42,357
Total assets	$3,605,897	$3,629,952	$3,755,588	$3,699,635	$3,685,099
Liabilities and equity
Liabilities:
Debt, net	$1,931,831	$1,927,703	$2,135,031	$2,093,106	$1,957,360
Accounts payable and accrued expenses	97,451	98,785	85,291	84,181	90,645
Rents received in advance and security deposits	28,267	31,492	28,539	24,095	26,024
Dividends and distributions payable	29,122	29,080	29,077	28,602	29,947
Deferred revenue associated with operating leases	12,281	10,369	8,545	9,649	10,833
Distributions received in excess of investment in unconsolidated real estate joint venture	—	—	6,420	6,420	6,420
Interest rate derivatives	3,196	3,309	3,595	3,555	5,340
Other liabilities	13,060	14,207	8,234	8,169	7,631
Total liabilities	2,115,208	2,114,945	2,304,732	2,257,777	2,134,200
Redeemable noncontrolling interest	17,654	17,758	16,789	15,571	10,356
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	249,083	249,083	249,083	249,083	333,833
Common shares	876	874	874	858	858
Additional paid-in capital	1,816,467	1,814,015	1,812,801	1,772,470	1,772,255
Cumulative distributions in excess of net income	(665,708)	(641,868)	(700,368)	(668,892)	(632,134)
Accumulated other comprehensive income (loss)	2,072	3,480	2,925	3,631	(4,410)
Total COPT’s shareholders’ equity	1,402,790	1,425,584	1,365,315	1,357,150	1,470,402
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	51,757	53,468	50,815	49,112	50,604
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	9,688	9,397	9,137	11,225	10,737
Total noncontrolling interests in subsidiaries	70,245	71,665	68,752	69,137	70,141
Total equity	1,473,035	1,497,249	1,434,067	1,426,287	1,540,543
Total liabilities, redeemable noncontrolling interest and equity	$3,605,897	$3,629,952	$3,755,588	$3,699,635	$3,685,099
(1) Please refer to pages 21-24 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Revenues
Rental revenue	$98,035	$96,700	$94,641	$94,421	$91,849
Tenant recoveries and other real estate operations revenue	26,842	21,787	20,180	21,311	20,108
Construction contract and other service revenues	21,790	10,315	16,991	20,795	14,262
Total revenues	146,667	128,802	131,812	136,527	126,219
Expenses
Property operating expenses	49,772	44,117	41,361	41,333	40,388
Depreciation and amortization associated with real estate operations	43,596	30,326	28,205	27,673	27,010
Construction contract and other service expenses	18,624	9,710	16,306	19,382	13,477
Impairment losses	—	—	5,857	—	—
General and administrative expenses	6,158	6,523	6,237	4,992	5,984
Leasing expenses	1,985	1,916	1,790	1,591	1,836
Business development expenses and land carry costs	1,326	1,367	1,383	1,327	1,359
Total operating expenses	121,461	93,959	101,139	96,298	90,054
Operating income	25,206	34,843	30,673	40,229	36,165
Interest expense	(20,827)	(21,276)	(19,342)	(21,102)	(20,290)
Interest and other income (loss)	1,285	885	(3)	2,006	946
Loss on early extinguishment of debt	—	(2)	(374)	(21,470)	(5,184)
Income (loss) from continuing operations before equity in income of unconsolidated entities and income taxes	5,664	14,450	10,954	(337)	11,637
Equity in income of unconsolidated entities	60	1,899	44	126	41
Income tax expense	(64)	(1,917)	(24)	(21)	(16)
Income (loss) from continuing operations	5,660	14,432	10,974	(232)	11,662
Discontinued operations	11	71,907	(12,974)	(4,502)	1,261
Income (loss) before gain on sales of real estate	5,671	86,339	(2,000)	(4,734)	12,923
Gain on sales of real estate	—	6,333	—	329	2,354
Net income (loss)	5,671	92,672	(2,000)	(4,405)	15,277
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(16)	(3,757)	232	671	(429)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
Other consolidated entities	(749)	(1,734)	(1,031)	(1,466)	337
Net income (loss) attributable to COPT	4,741	87,016	(2,964)	(5,365)	15,020
Preferred share dividends	(4,490)	(4,490)	(4,490)	(4,885)	(6,106)
Issuance costs associated with redeemed preferred shares	—	—	—	(2,904)	—
Net income (loss) attributable to COPT common shareholders	$251	$82,526	$(7,454)	$(13,154)	$8,914

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
For diluted EPS computations:
Numerator for diluted EPS
Net income (loss) attributable to common shareholders	$251	$82,526	$(7,454)	$(13,154)	$8,914
Dilutive effect of common units in the Operating Partnership	—	—	—	(671)	—
Amount allocable to restricted shares	(121)	(348)	(97)	(102)	(118)
Numerator for diluted EPS	$130	$82,178	$(7,551)	$(13,927)	$8,796
Denominator:
Weighted average common shares - basic	87,080	87,010	86,760	85,425	81,397
Dilutive effect of common units in the Operating Partnership	—	—	—	3,801	—
Dilutive effect of share-based compensation awards	112	42	—	—	52
Weighted average common shares - diluted	87,192	87,052	86,760	89,226	81,449
Diluted EPS	$0.00	$0.94	$(0.09)	$(0.16)	$0.11

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands, except per share data)

	Three Months Ended
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
NOI from real estate operations (1) (2)
Real estate revenues	$124,896	$126,720	$124,561	$125,275	$122,077
Real estate property operating expenses	(49,752)	(47,099)	(44,885)	(44,654)	(44,066)
NOI from real estate operations	75,144	79,621	79,676	80,621	78,011
General and administrative expenses	(6,158)	(6,523)	(6,237)	(4,992)	(5,984)
Leasing expenses (2)	(1,985)	(1,919)	(1,790)	(1,591)	(1,837)
Business development expenses and land carry costs (2)	(1,326)	(1,367)	(1,383)	(1,327)	(1,359)
NOI from construction contracts and other service operations	3,166	605	685	1,413	785
Equity in income of unconsolidated entities	60	1,899	44	126	41
Interest and other income (loss)	1,285	885	(3)	2,006	946
(Loss) gain on early extinguishment of debt (2)	(23)	67,808	(374)	(21,470)	(5,184)
Gain on sales of non-operating properties	—	—	—	329	2,354
Total interest expense (2)	(20,827)	(23,181)	(21,310)	(23,369)	(22,371)
Income tax expense	(64)	(1,917)	(24)	(21)	(16)
FFO - per NAREIT (1)	49,272	115,911	49,284	31,725	45,386
Preferred share dividends	(4,490)	(4,490)	(4,490)	(4,885)	(6,106)
Issuance costs associated with redeemed preferred shares	—	—	—	(2,904)	—
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
FFO allocable to other noncontrolling interests	(761)	(880)	(833)	(1,270)	(727)
Basic and diluted FFO allocable to restricted shares	(205)	(462)	(178)	(89)	(183)
Basic and diluted FFO available to common share and common unit holders (1)	43,651	109,914	43,618	22,412	38,205
Gain on sales of non-operating properties, net of income taxes	—	—	—	(329)	(2,354)
Valuation allowance on tax asset associated with FFO comparability adjustments	—	1,855	—	—	—
Loss (gain) on early extinguishment of debt (2)	23	(67,808)	374	21,470	5,184
Issuance costs associated with redeemed preferred shares	—	—	—	2,904	—
Diluted FFO comparability adjustments allocable to restricted shares	—	168	—	—	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$43,674	$44,129	$43,992	$46,457	$41,035

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) Includes continuing and discontinued operations.

Corporate Office Properties Trust Consolidated Statements of FFO (continued) (in thousands, except per share data)

	Three Months Ended
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Net income (loss)	$5,671	$92,672	$(2,000)	$(4,405)	$15,277
Real estate-related depreciation and amortization	43,596	31,322	29,210	28,935	28,252
Impairment losses on previously depreciated operating properties (1)(2)	1	921	22,074	7,195	1,857
Loss (gain) on sales of previously depreciated operating properties (2)	4	(9,004)	—	—	—
FFO - per NAREIT (3)	49,272	115,911	49,284	31,725	45,386
Gain on sales of non-operating properties	—	—	—	(329)	(2,354)
Valuation allowance on tax asset associated with FFO comparability adjustments	—	1,855	—	—	—
Loss (gain) on early extinguishment of debt (2)	23	(67,808)	374	21,470	5,184
Issuance costs associated with redeemed preferred shares	—	—	—	2,904	—
FFO - as adjusted for comparability (3)	$49,295	$49,958	$49,658	$55,770	$48,216

Weighted Average Shares for period ended:
Common Shares Outstanding	87,080	87,010	86,760	85,425	81,397
Dilutive effect of share-based compensation awards	112	42	45	96	52
Common Units	3,958	3,978	3,804	3,801	3,893
Denominator for FFO per share - diluted	91,150	91,030	90,609	89,322	85,342
Anti-dilutive EPS effect of share-based compensation awards	—	—	(45)	(96)	—
Weighted average common units	(3,958)	(3,978)	(3,804)	—	(3,893)
Denominator for diluted EPS	87,192	87,052	86,760	89,226	81,449

(1) Please see reconciliations on pages 30 through 32.
(2) Includes continuing and discontinued operations.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands, except per share data)

	Three Months Ended
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$43,674	$44,129	$43,992	$46,457	$41,035
Straight line rent adjustments (1)	760	3,157	(980)	(2,011)	(3,833)
Amortization of intangibles included in NOI	217	224	230	172	177
Share-based compensation, net of amounts capitalized	1,555	1,661	1,573	1,647	1,649
Amortization of deferred financing costs	1,167	1,159	1,321	1,443	1,528
Amortization of net debt discounts, net of amounts capitalized	171	(48)	(121)	556	628
Amortization of settled debt hedges	15	15	16	15	15
Recurring capital expenditures on properties to be held	(11,052)	(21,935)	(10,528)	(5,862)	(5,308)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$36,507	$28,362	$35,503	$42,417	$35,891
Recurring capital expenditures
Tenant improvements and incentives on operating properties	$6,319	$6,430	$4,894	$3,798	$2,291
Building improvements on operating properties	3,982	12,898	4,857	2,538	1,600
Leasing costs for operating properties	1,528	4,286	2,260	1,185	1,669
Less: Nonrecurring tenant improvements and incentives on operating properties	(16)	—	(230)	(23)	15
Less: Nonrecurring building improvements on operating properties	(568)	(1,381)	(1,266)	(1,580)	(267)
Less: Nonrecurring leasing costs for operating properties	(193)	(275)	14	(50)	—
Add: Recurring capital expenditures on operating properties held through joint ventures	—	(23)	(1)	(6)	—
Recurring capital expenditures	$11,052	$21,935	$10,528	$5,862	$5,308

(1) Includes COPT’s pro rata share of straight line rent adjustments from properties held through joint ventures.

 Corporate Office Properties Trust
Consolidated Office Properties by Region - March 31, 2014

	Operational Properties (1)				Construction/Redevelopment (2)
Property Region and Business Park/Submarket	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet	Operational Square Feet (1)	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	28	3,257,962	99.4%	99.4%	3	418,573	37,107	455,680
Columbia Gateway	27	2,141,653	88.7%	91.7%	1	52,000	—	52,000
Airport Square/bwtech	16	1,214,409	75.5%	75.5%	—	—	—	—
Commons/Parkway	10	431,245	80.3%	86.6%	—	—	—	—
Other	11	1,119,849	98.9%	99.2%	1	119,980	—	119,980
Subtotal	92	8,165,118	92.0%	93.1%	5	590,553	37,107	627,660
Northern Virginia:
Westfields Corporate Center	9	1,431,833	94.7%	95.0%	—	—	—	—
Patriot Ridge	1	239,272	51.3%	51.3%	—	—	—	—
Herndon, Tysons Corner and Merrifield	9	1,703,606	88.8%	91.6%	—	—	—	—
Other	2	433,768	100.0%	100.0%	3	428,600	—	428,600
Subtotal	21	3,808,479	89.9%	91.3%	3	428,600	—	428,600
San Antonio, Texas
Sentry Gateway	6	792,454	100.0%	100.0%	1	160,466	—	160,466
Other	2	120,054	73.8%	73.8%	—	—	—	—
Subtotal	8	912,508	96.6%	96.6%	1	160,466	—	160,466
Huntsville	5	562,077	85.6%	86.5%	—	—	—	—
Washington, DC- Capital Riverfront (Maritime)	2	360,326	76.4%	76.4%	—	—	—	—
St. Mary’s & King George Counties	18	874,460	93.4%	94.4%	1	27,122	—	27,122
Greater Baltimore:								—
White Marsh and Rt 83 Corridor	28	1,286,470	80.4%	80.6%	—	—	—	—
Canton Crossing-Baltimore City	1	480,348	97.2%	98.9%	—	—	—	—
North Gate Business Park	3	284,884	37.9%	44.8%	—	—	—	—
Subtotal	32	2,051,702	78.4%	79.9%	—	—	—	—
Greater Philadelphia, Pennsylvania	3	442,053	90.6%	98.3%	2	212,059	112,089	324,148
Other	2	295,842	100.0%	100.0%	—	—	—	—
Total	183	17,472,565	89.8%	91.1%	12	1,418,800	149,196	1,567,996

(1)
Number of properties includes buildings under construction or redevelopment once those buildings become partially operational. Operational square feet includes square feet in operations for partially operational properties; our two partially operational properties had NOI of $654,000 and cash NOI of $35,000 for the three months ended 3/31/14.

(2)	This schedule includes properties under, or contractually committed for, construction or redevelopment. Please refer to pages 22 and 23.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	As of 3/31/14
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			3/31/14
Same Office Properties (3)
Stabilized properties	166	14,941	91.7%	92.7%	$405,707	89.5%	$65,223
Unstabilized properties (4)	4	505	38.5%	52.8%	6,128	1.3%	566
Total Same Office Properties	170	15,446	89.9%	91.4%	411,835	90.8%	65,789
Office Properties Placed in Service (5)
Stabilized properties	9	1,061	100.0%	100.0%	18,773	4.1%	3,771
Unstabilized properties (4)	2	301	40.8%	40.8%	4,988	1.1%	665
Other, including Wholesale Data Center	—	—	—%	—%	—	N/A	1,306
Total Core Portfolio	181	16,808	89.7%	91.0%	435,596	96.0%	71,531
Office Properties to be Conveyed (6)	2	665	93.7%	93.7%	17,960	4.0%	3,574
Disposed Office Properties	N/A	N/A	—%	—%	N/A	N/A	39
Total Portfolio	183	17,473	89.8%	91.1%	$453,556	100.0%	$75,144

Core Portfolio
Demand Driver Adjacent (7)	82	8,516	93.2%	93.6%	$255,321	56.3%	$41,826
U.S. Government/Defense Contractor (8)	29	3,100	93.9%	94.8%	75,739	16.7%	13,371
Total Strategic Tenant Niche	111	11,616	93.3%	93.9%	331,060	73.0%	55,197
Regional Office (9)	70	5,192	81.5%	84.5%	104,536	23.0%	15,028
Other, including Wholesale Data Center	N/A	N/A	—%	—%	N/A	N/A	1,306
Total Core Portfolio	181	16,808	89.7%	91.0%	$435,596	96.0%	$71,531

(1)	Percentages calculated based on operational square feet.

(2)	Excludes annualized rental revenue from our wholesale data center, DC-6, of $8.2 million as of 3/31/14.

(3)	Properties held for long-term investment owned and 100% operational since at least 1/1/13.

(4)	Properties with first generation operational space less than 90% occupied at 3/31/14, as detailed on page 13.

(5)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/13.

(6)	Properties serving as collateral for debt that are expected to be conveyed to the lenders in order to extinguish such debt.

(7)	Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

(8)
Office properties held for long-term investment not located near Strategic Tenant Locations that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

(9)	Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Corporate Office Properties Trust
Unstabilized Office Properties (1) - March 31, 2014

Property Grouping	Operational Square Feet	Average Occupancy % for Quarter Ended 3/31/2014	Occupancy % as of 3/31/2014	Leased % as of 3/31/2014
Same Office Properties (2)
3120 Fairview Park Drive	183,566	49.8%	49.8%	60.0%
206 Research Blvd	128,119	0%	0%	0%
210 Research Blvd	79,573	38.6%	38.6%	63.4%
751 Arbor Way	113,295	63.5%	63.5%	93.3%
Total Unstabilized Same Office Properties	504,553	38.5%	38.5%	52.8%
Office Properties Placed in Service (3)
7770 Backlick Road	239,272	50.9%	51.3%	51.3%
7200 Redstone Gateway	61,724	0.0%	0.0%	0.0%
Total Unstabilized Office Properties Placed in Service	300,996	40.5%	40.8%	40.8%
Total Unstabilized Office Properties	805,549	39.2%	39.3%	48.3%

(1) Properties with first generation operational space less than 90% occupied at 3/31/14. Excludes our wholesale data center, DC-6.
(2) Properties owned and 100% operational since 1/1/13.
(3) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/13.

Corporate Office Properties Trust
Real Estate Revenues, NOI and Cash NOI* by Segment
(dollars in thousands)

	Three Months Ended
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Real estate revenues
Baltimore/Washington Corridor	$61,113	$60,011	$59,558	$59,640	$58,660
Northern Virginia	24,968	23,018	23,062	22,988	22,942
San Antonio	8,479	9,041	7,898	8,364	7,757
Huntsville	2,555	1,591	1,360	1,359	740
Washington, DC - Capitol Riverfront	3,634	4,147	4,295	4,177	4,244
St. Mary’s and King George Counties	4,316	4,213	4,270	4,093	3,992
Greater Baltimore	11,496	10,407	10,703	10,824	10,719
Greater Philadelphia	3,340	3,395	3,258	2,784	2,487
Colorado Springs	18	5,568	6,571	6,469	6,682
Other	2,576	2,504	2,510	2,560	2,501
Wholesale Data Center	2,401	2,825	1,076	2,017	1,353
Real estate revenues	$124,896	$126,720	$124,561	$125,275	$122,077

NOI
Baltimore/Washington Corridor	$37,516	$38,880	$39,916	$39,912	$38,607
Northern Virginia	15,995	15,065	15,063	14,784	15,125
San Antonio	4,005	3,837	3,837	3,886	3,869
Huntsville	1,902	1,183	978	1,049	558
Washington, DC - Capitol Riverfront	1,869	2,072	2,349	2,303	2,295
St. Mary’s and King George Counties	2,812	2,900	2,971	2,870	2,799
Greater Baltimore	6,020	6,232	6,560	6,727	6,551
Greater Philadelphia	2,040	2,446	2,334	2,064	1,649
Colorado Springs	27	3,549	4,210	4,284	4,245
Other	2,245	2,312	2,228	2,243	2,276
Wholesale Data Center	713	1,145	(770)	499	37
NOI from real estate operations	$75,144	$79,621	$79,676	$80,621	$78,011

Cash NOI
Baltimore/Washington Corridor	$36,709	$37,195	$38,609	$39,244	$37,526
Northern Virginia (1)	18,921	19,580	15,620	14,937	14,828
San Antonio	3,796	3,628	3,534	3,532	3,423
Huntsville	1,908	1,337	1,174	1,233	573
Washington, DC - Capitol Riverfront	1,932	2,175	2,459	2,405	2,378
St. Mary’s and King George Counties	2,877	2,946	2,993	2,891	2,771
Greater Baltimore	5,994	6,365	6,671	6,783	6,565
Greater Philadelphia	1,414	1,788	1,746	1,879	1,654
Colorado Springs	27	3,501	3,992	3,950	3,863
Other	2,149	2,211	2,114	2,099	2,132
Wholesale Data Center	677	2,489	168	34	(1,406)
Cash NOI from real estate operations	$76,404	$83,215	$79,080	$78,987	$74,307
Straight line rent adjustments	(954)	(3,296)	894	1,874	3,941
Add: Amortization of deferred market rental revenue	(5)	36	29	87	82
Less: Amortization of above-market cost arrangements	(301)	(334)	(327)	(327)	(319)
NOI from real estate operations	$75,144	$79,621	$79,676	$80,621	$78,011
*     Includes continuing and discontinued operations.

(1)
For the three months ended 3/31/14, $3.9 million in Cash NOI was attributable to properties serving as collateral for debt that are expected to be conveyed to the lenders in order to extinguish such debt.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Region

	Number of Buildings	Rentable Square Feet	Three Months Ended
			3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Baltimore Washington Corridor	89	8,012,804	91.9%	91.7%	91.7%	91.8%	91.1%
Northern Virginia	16	2,470,875	90.5%	89.7%	89.9%	88.5%	88.3%
San Antonio	8	912,508	96.6%	96.6%	96.6%	96.6%	96.4%
Huntsville	1	137,049	85.0%	83.0%	83.0%	83.0%	83.1%
Washington, DC - Capitol Riverfront	2	360,326	76.4%	76.4%	90.9%	88.1%	88.1%
St. Mary’s and King George Counties	18	874,460	92.1%	89.2%	90.3%	87.1%	85.9%
Greater Baltimore	32	2,051,702	77.6%	77.9%	79.2%	79.4%	78.8%
Greater Philadelphia	2	329,964	87.5%	87.5%	84.6%	83.2%	83.2%
Other	2	295,842	100.0%	100.0%	100.0%	100.0%	100.0%
Total Same Office Properties	170	15,445,530	89.7%	89.3%	89.9%	89.4%	88.9%
Total Same Office Properties occupancy as of period end			89.9%	89.4%	89.7%	89.6%	89.1%

(1)  Same office properties represent buildings owned and 100% operational since at least January 1, 2013, excluding properties held for future disposition.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues by Region (dollars in thousands)

	Three Months Ended
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Office Properties:
Baltimore/Washington Corridor	$60,005	$56,595	$56,119	$56,564	$55,279
Northern Virginia	17,025	16,432	16,772	16,532	16,399
San Antonio	8,479	9,041	7,898	8,364	7,757
Huntsville	792	713	759	746	721
Washington, DC - Capitol Riverfront	3,634	4,147	4,295	4,177	4,244
St. Mary’s and King George Counties	4,316	4,189	4,186	4,012	3,911
Greater Baltimore	11,483	10,397	10,698	10,821	10,656
Greater Philadelphia	1,979	1,846	1,768	1,721	1,708
Other	2,477	2,405	2,409	2,459	2,400
Real estate revenues	$110,190	$105,765	$104,904	$105,396	$103,075

Same Office Property NOI by Region (dollars in thousands)

	Three Months Ended
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Office Properties:
Baltimore/Washington Corridor	$36,738	$36,887	$37,937	$38,238	$36,738
Northern Virginia	10,539	10,609	10,949	10,551	10,702
San Antonio	4,005	3,837	3,837	3,886	3,869
Huntsville	555	500	554	550	562
Washington, DC - Capitol Riverfront	1,869	2,072	2,349	2,303	2,295
St. Mary’s and King George Counties	2,839	2,898	2,903	2,810	2,732
Greater Baltimore	5,990	6,201	6,525	6,680	6,470
Greater Philadelphia	1,070	1,167	1,083	1,108	1,086
Other	2,184	2,181	2,183	2,187	2,174
Same office property NOI	65,789	66,352	68,320	68,313	66,628
Straight line rent adjustments	(537)	(995)	(1,248)	(873)	(1,588)
Less: Amortization of deferred market rental revenue	8	1	24	(34)	(29)
Add: Amortization of above-market cost arrangements	272	319	320	319	319
Same office property cash NOI	65,532	65,677	67,416	67,725	65,330
Less: Lease termination fees, gross	(512)	(1,249)	(306)	(750)	(224)
Same office property cash NOI, excluding gross lease termination fees	$65,020	$64,428	$67,110	$66,975	$65,106
Percentage change in same office property cash NOI (1)	0.3%
Percentage change in same office property cash NOI, excluding gross lease termination fees (1)	(0.1)%

Note:	Same office properties represent buildings owned and 100% operational since at least January 1, 2013, excluding properties held for future disposition.
(1) Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Core Office (1)
Quarter Ended March 31, 2014

	Baltimore/ Washington Corridor	Northern Virginia	St. Mary’s & King George Counties	Greater Baltimore	Greater Philadelphia	Total Office
Renewed Space
Leased Square Feet	65,152	41,611	3,984	33,354	—	144,101
Expiring Square Feet	109,769	72,678	17,218	57,270	—	256,935
Vacated Square Feet	44,617	31,067	13,234	23,916	—	112,834
Retention Rate (% based upon square feet)	59.35%	57.25%	23.14%	58.24%	0.00%	56.08%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$5.50	$25.11	$17.50	$15.68	$—	$13.85
Weighted Average Lease Term in Years	3.6	5.3	3.0	3.0	—	4.0
GAAP Rent Per Square Foot
Renewal GAAP Rent	$31.44	$28.82	$24.11	$19.98	$—	$27.83
Expiring GAAP Rent	$30.37	$29.55	$21.37	$19.58	$—	$27.39
Change in GAAP Rent	3.53%	(2.48)%	12.81%	2.01%	0.00%	1.61%
Cash Rent Per Square Foot
Renewal Cash Rent	$30.93	$26.77	$23.40	$19.33	$—	$26.84
Expiring Cash Rent	$31.98	$31.71	$23.40	$19.69	$—	$28.82
Change in Cash Rent	(3.30)%	(15.57)%	0.01%	(1.81)%	0.00%	(6.89)%

New Leases
Development and Redevelopment Space
Leased Square Feet	117,493	18,679	—	—	39,669	175,841
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$70.18	$95.80	$—	$—	$75.36	$74.07
Weighted Average Lease Term in Years	9.2	11.1	—	—	10.6	9.7
GAAP Rent Per Square Foot	$31.93	$31.75	$—	$—	$23.58	$30.02
Cash Rent Per Square Foot	$30.04	$30.00	$—	$—	$24.00	$28.68

Other New Leases (2)
Leased Square Feet	70,082	34,622	8,734	12,938	—	126,376
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$34.24	$52.85	$20.40	$28.89	$—	$37.84
Weighted Average Lease Term in Years	8.7	5.8	3.4	4.7	—	7.1
GAAP Rent Per Square Foot	$18.48	$24.81	$21.52	$22.58	$—	$20.85
Cash Rent Per Square Foot	$17.64	$24.08	$21.39	$22.69	$—	$20.18

Total Square Feet Leased	252,727	94,912	12,718	46,292	39,669	446,318

(1) This presentation reflects consolidated properties.
(2) Other New Leases includes acquired first generation space and vacated second generation space.
Notes:  No expiration, renewal or retenanting activity transpired in our San Antonio, Huntsville or Washington DC-Capital Riverfront regions.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate includes early renewals and excludes the effect of a 219,000 square foot property vacated in Greater Philadelphia that was removed from service for redevelopment; our renewal rate would be 33.0% if the effect of the Greater Philadelphia property vacancy were included. Weighted average lease term was calculated assuming no exercise of any existing early termination rights.

Corporate Office Properties Trust
Lease Expiration Analysis as of 3/31/14 (1)

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic Tenant Properties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Office Properties
Baltimore/Washington Corridor	33	831,141	$29,089	6.7%	$35.00	17	763,469	$27,470	8.3%	$35.98
Northern Virginia	12	235,326	6,459	1.5%	27.45	9	212,493	5,816	1.8%	27.37
Huntsville	2	117,944	3,382	0.8%	28.67	2	117,944	3,382	1.0%	28.67
Washington, DC-Capitol Riverfront	7	23,613	1,205	0.3%	51.03	7	23,613	1,205	0.4%	51.03
St. Mary’s and King George Cos.	22	246,061	4,779	1.1%	19.42	22	246,061	4,779	1.4%	19.42
Greater Baltimore	16	73,645	1,464	0.3%	19.88	—	—	—	0.0%	—
Greater Philadelphia	2	5,934	89	—%	15.00	—	—	—	0.0%	—
2014	94	1,533,664	46,467	10.7%	30.30	57	1,363,580	42,652	12.9%	31.28
Baltimore/Washington Corridor	44	1,067,323	32,494	7.5%	30.44	21	817,696	26,264	7.9%	32.12
Northern Virginia	7	480,868	16,441	3.8%	34.19	3	464,791	15,822	4.8%	34.04
Washington, DC-Capitol Riverfront	5	36,655	1,819	0.4%	49.62	5	36,655	1,819	0.5%	49.62
St. Mary’s and King George Cos.	17	241,141	5,049	1.2%	20.94	17	241,141	5,049	1.5%	20.94
Greater Baltimore	17	101,321	2,458	0.6%	24.26	4	21,680	656	0.2%	30.26
2015	90	1,927,308	58,261	13.4%	30.23	50	1,581,963	49,610	15.0%	31.36
Baltimore/Washington Corridor	36	897,355	24,914	5.7%	27.76	22	734,226	21,344	6.4%	29.07
Northern Virginia	14	333,011	9,896	2.3%	29.72	9	291,494	8,445	2.6%	28.97
Washington, DC-Capitol Riverfront	3	37,493	1,864	0.4%	49.72	3	37,493	1,864	0.6%	49.72
St. Mary’s and King George Cos.	10	109,128	2,008	0.5%	18.40	10	109,128	2,008	0.6%	18.40
Greater Baltimore	23	251,262	6,926	1.6%	27.56	—	—	—	0.0%	—
2016	86	1,628,249	45,608	10.5%	28.01	44	1,172,341	33,661	10.2%	28.71
Baltimore/Washington Corridor	44	1,213,559	35,267	8.1%	29.06	24	845,522	25,921	7.8%	30.66
Northern Virginia	13	304,956	9,780	2.2%	32.07	3	206,221	6,367	1.9%	30.87
St. Mary’s and King George Cos.	3	15,950	393	0.1%	24.64	3	15,950	393	0.1%	24.64
Greater Baltimore	21	248,261	5,113	1.2%	20.60	2	3,174	86	0.0%	27.10
Greater Philadelphia	1	4,808	131	—%	27.25	—	—	—	0.0%	—
2017	82	1,787,534	50,684	11.6%	28.35	32	1,070,867	32,767	9.9%	30.60

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic Tenant Properties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	40	1,082,802	32,785	7.5%	30.28	28	936,410	28,607	8.6%	30.55
Northern Virginia	12	357,990	11,867	2.7%	33.15	8	161,007	3,552	1.1%	22.06
San Antonio	1	45,935	634	0.1%	13.80	—	—	—	0.0%	—
Huntsville	2	242,216	5,270	1.2%	21.76	2	242,216	5,270	1.6%	21.76
Washington, DC-Capitol Riverfront	3	61,649	2,826	0.6%	45.84	3	61,649	2,826	0.9%	45.84
St. Mary’s and King George Cos.	2	9,264	193	—%	20.83	2	9,264	193	0.1%	20.83
Greater Baltimore	7	136,804	4,052	0.9%	29.62	—	—	—	0.0%	—
Greater Philadelphia	1	4,228	107	—%	25.31	—	—	—	0.0%	—
2018	68	1,940,888	57,734	13.3%	29.75	43	1,410,546	40,448	12.2%	28.68
Thereafter	178	6,254,217	176,842	40.6%	28.28	95	4,243,437	131,922	39.8%	31.09
Core/Strategic Tenant Niche Total/Avg.	598	15,071,860	$435,596	100.0%	$28.90	321	10,842,734	$331,060	100.0%	$30.53

Properties Not Held For Long Term Investment
Northern Virginia	17	622,784	17,960	100.0%	$28.84
Total Portfolio	615	15,694,644	$453,556		$28.90

Note:  As of March 31, 2014, the weighted average lease term is 4.6 years for the Core Office Properties, 4.4 years for the Strategic Tenant Niche Properties and 4.5 for the total portfolio.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage (000's)	Critical Load Used (MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2016	1	9	0.20	$228
2018	2	1	0.26	520
2019	1	6	1.00	2,184
2020	1	11	2.00	4,515
2022	1	6	0.50	785
			3.96	$8,232

(1)
This presentation reflects consolidated properties.  This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of March 31, 2014 of 226,102 for the portfolio, including 68,601 for the Strategic Tenant Niche Properties.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2014 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 3/31/14
(Based on Annualized Rental Revenue of
office properties, dollars in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)
United States Government	(3)	57	3,242,951	20.6%	$112,737	24.9%	5.1
Northrop Grumman Corporation		10	925,599	5.9%	26,537	5.9%	4.9
Booz Allen Hamilton, Inc.		8	778,834	5.0%	26,039	5.7%	2.2
Computer Sciences Corporation		6	640,600	4.1%	20,195	4.5%	1.9
General Dynamics Corporation		7	527,725	3.4%	18,440	4.1%	3.9
The Boeing Company		8	559,367	3.6%	14,007	3.1%	3.4
CareFirst, Inc.		3	300,360	1.9%	9,725	2.1%	6.9
The MITRE Corporation		5	290,288	1.8%	9,201	2.0%	3.9
The Aerospace Corporation		3	254,869	1.6%	7,703	1.7%	2.8
Wells Fargo & Company		2	171,534	1.1%	7,542	1.7%	4.8
L-3 Communications Holdings, Inc		2	166,568	1.1%	5,920	1.3%	0.5
AT&T Corporation		3	307,579	2.0%	5,546	1.2%	5.1
ITT Exelis		5	195,161	1.2%	5,329	1.2%	1.1
Amazon		2	433,768	2.8%	4,552	1.0%	10.4
Science Applications International Corp.		4	133,577	0.8%	4,465	1.0%	9.7
Raytheon Company		5	122,968	0.8%	4,139	0.9%	1.9
Kratos Defense and Security Solutions		1	131,451	0.8%	4,129	0.9%	6.1
TASC Inc.		3	107,996	0.7%	4,024	0.9%	4.8
The Johns Hopkins Institutions		6	145,799	0.9%	3,759	0.8%	4.3
Unisys Corporation		1	156,891	1.0%	3,697	0.8%	6.2
Subtotal Top 20 Office Tenants		141	9,593,885	61.0%	297,686	65.6%	4.4
All remaining tenants		474	6,125,011	39.0%	155,870	34.4%	4.6
Total/Weighted Average		615	15,718,896	100.0%	$453,556	100.0%	4.5

(1)  Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2014, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(2)  A number of our leases are subject to certain early termination provisions.  The year of lease expiration was computed assuming no exercise of such early termination rights. The weighting of the lease term was computed using Total Rental Revenue.
(3)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

Corporate Office Properties Trust
Construction, Redevelopment, Wholesale Data Center and Land and Pre-Construction as of 3/31/14
(dollars in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Wholesale Data Center	Land and Pre-Construction (3)	Total
Segment	Rentable Square Feet
Baltimore/Washington Corridor	575,660	52,000	N/A	4,165,000	4,792,660
Northern Virginia	428,600	—	N/A	2,200,000	2,628,600
San Antonio	160,466	—	N/A	1,033,000	1,193,466
Huntsville, Alabama	—	—	N/A	4,173,000	4,173,000
St. Mary’s and King George Counties	—	27,122	N/A	109,000	136,122
Greater Baltimore	—	—	N/A	2,830,000	2,830,000
Greater Philadelphia	—	324,148	N/A	720,000	1,044,148
Colorado Springs	—	—	N/A	2,540,000	2,540,000
Other	—	—	N/A	1,967,000	1,967,000
Total	1,164,726	403,270	N/A	19,737,000	21,304,996
	Costs to date by region
Baltimore/Washington Corridor	$74,237	$3,991	$—	$95,346	$173,574
Northern Virginia	38,009	—	—	98,258	136,267
San Antonio	13,877	—	—	20,186	34,063
Huntsville, Alabama	—	—	—	13,765	13,765
St. Mary’s and King George Counties	—	1,991	—	2,587	4,578
Greater Baltimore	—	—	—	79,965	79,965
Greater Philadelphia	—	33,681	—	16,308	49,989
Colorado Springs	—	—	—	24,306	24,306
Wholesale Data Center	—	—	215,958	—	215,958
Other	—	—	—	15,660	15,660
Total	$126,123	$39,663	$215,958	$366,381	$748,125

Reconciliation to amounts included in projects in development or held for future development, including land costs, as reported on consolidated balance sheet
Operating properties	(13,151)	(26,301)	(173,501)	(29,893)	(242,846)
Deferred leasing costs	(3,208)	(5,446)	(669)	(331)	(9,654)
Projects in development or held for future development, including associated land costs (4)	$109,764	$7,916	$41,788	$336,157	$495,625
(1) Represents construction projects as listed on page 22.
(2) Represents redevelopment projects as listed on page 23.
(3) Represents our land held for future development and pre-construction as listed on page 24.
(4) Represents total of costs included in lines on our consolidated balance sheet entitled “construction and redevelopment in progress, including land” and “land held for future development and pre-construction costs.”

Corporate Office Properties Trust
Summary of Construction Projects as of 3/31/14 (1)
(dollars in thousands)

		Park/Submarket	Total Rentable Square Feet (4)	Percentage Leased as of	as of 3/31/14 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location				3/31/2014
420 National Business Parkway Jessup, Maryland	(4)	National Business Park	139,056	69%	$33,525	$26,952	$9,211	2Q 13	2Q 14
312 Sentinel Way Annapolis Junction, Maryland		National Business Park	125,160	100%	36,523	25,697	4,100	3Q 13	3Q 14
Ashburn Crossing - DC-9 Ashburn, Virginia		Ashburn	110,000	100%	15,612	10,342	—	3Q 14	3Q 14
310 Sentinel Way Annapolis Junction, Maryland		National Business Park	191,464	0%	57,300	13,382	—	4Q 14	4Q 15
NOVA Office A Northern Virginia		Other	159,300	100%	44,560	21,012	—	4Q 14	1Q 15
8100 Potranco Road San Antonio, Texas		San Antonio	160,466	0%	39,700	13,877	—	4Q 14	4Q 15
NOVA Office B Northern Virginia		Other	159,300	0%	41,500	6,655	—	1Q 15	3Q 15
7880 Milestone Parkway Hanover, Maryland		Arundel Preserve	119,980	74%	31,535	8,206	—	3Q 15	3Q 16
Total Under Construction			1,164,726	50%	$300,255	$126,123	$13,311

(1)	Includes properties under active construction and properties that we were contractually committed to construct.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4) Although classified as “Under Construction,” 37,107 square feet are operational as of 3/31/14; this partially operational property had NOI of $272,000 and cash NOI of $246,000 for the three months ended 3/31/2014.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 3/31/14
(dollars in thousands)

		Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 3/31/14 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
					Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location				3/31/2014
721 Arbor Way (Hillcrest II) Blue Bell, Pennsylvania	(3)	Greater Philadelphia	183,383	89%	$3,438	$28,466	$31,904	$27,729	$20,252	2Q 13	2Q 14
44417 Pecan Court California, Maryland		St. Mary's County	27,122	0%	1,730	3,953	5,683	1,991	1,730	3Q 14	3Q 15
6708 Alexander Bell Drive Columbia, Maryland		Howard Co. Perimeter	52,000	0%	3,442	7,924	11,366	3,991	3,442	4Q 14	4Q 15
731 Arbor Way (Hillcrest III) Blue Bell, Pennsylvania		Greater Philadelphia	140,765	79%	2,850	23,750	26,600	5,952	2,850	1Q 15	1Q 16
Total Under Redevelopment (4)			403,270	68%	$11,460	$64,093	$75,553	$39,663	$28,274

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.
(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(3) Although classified as “Redevelopment,” 112,089 square feet are operational; this partially operational property had NOI of $382,000 and cash NOI of ($211,000) for the three months ended 3/31/2014.
(4) Excludes 785 Jolly Road property in Greater Philadelphia, which was removed from service for redevelopment in March 2014. This property will be reported on Summary of Land Held included on page 24 until its redevelopment plan is finalized and market demand supports commencement.

Corporate Office Properties Trust
Summary of Land Held as of 3/31/14 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date (2)
Land Held for Future Development
Baltimore/Washington Corridor
National Business Park	193	1,976
Arundel Preserve (3)	83	960
Columbia Gateway	22	560
M Square	49	525
Airport Square	5	84
Subtotal	352	4,105
Northern Virginia	92	2,200
San Antonio, Texas	69	1,033
Huntsville, Alabama	440	4,173
St. Mary’s & King George Counties	44	109
Greater Baltimore	49	1,478
Greater Philadelphia, Pennsylvania (4)	41	720
Total land held for future development	1,087	13,818	$255,096

Other Land
Baltimore/Washington Corridor	6	60
Greater Baltimore	128	1,352
Colorado Springs, Colorado	171	2,540
Other (5)	324	1,967
Total other land held	629	5,919	81,061

Land held	1,716	19,737	$336,157

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 22 and 23, and includes properties under ground lease to us.

(2)	Represents total costs to date included in “projects in development or held for future development,” as reported on page 21 (in thousands).

(3)	This land includes approximately 56 acres under contract to be purchased by us.

(4)
Includes 785 Jolly Road property in Greater Philadelphia, which was removed from service for redevelopment in March 2014. This property will be reported as land held until its redevelopment plan is finalized and market demand supports commencement.

(5)	This land includes 217 acres that are being put back to the jurisdictional county per a development agreement described under “Consolidated Joint Ventures.”

Corporate Office Properties Trust
Quarterly Equity Analysis
(dollars, shares and units in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of March 31, 2014:
Insiders	736	3,072	—	3,808	4.13%
Non-insiders	86,859	857	610	88,326	95.87%
Total	87,595	3,929	610	92,134	100.00%

COMMON EQUITY - End of Quarter	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Unrestricted Common Shares	87,162	87,017	86,998	85,461	85,369
Restricted Common Shares	433	377	383	384	389
Common Shares	87,595	87,394	87,381	85,845	85,758
Common Units	3,929	3,978	3,978	3,789	3,819
Total	91,524	91,372	91,359	89,634	89,577
End of Quarter Common Share Price	$26.64	$23.69	$23.10	$25.50	$26.68
Market Value of Common Shares/Units	$2,438,199	$2,164,603	$2,110,393	$2,285,667	$2,389,914
PREFERRED EQUITY - End of Quarter
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series H Shares - 7.5%	$50,000	$50,000	$50,000	$50,000	$50,000
Redeemable Series J Shares - 7.625% (1)	—	—	—	—	84,750
Redeemable Series L Shares Outstanding - 7.375%	172,500	172,500	172,500	172,500	172,500
Total Nonconvertible Preferred Equity	222,500	222,500	222,500	222,500	307,250
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5% (2)	8,800	8,800	8,800	8,800	8,800
Convertible Series K Shares - 5.6% (3)	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$257,883	$257,883	$257,883	$257,883	$342,633
CAPITALIZATION
Liquidation Preference of Preferred Shares/Units	$257,883	$257,883	$257,883	$257,883	$342,633
Market Value of Common Shares/Units	2,438,199	2,164,603	2,110,393	2,285,667	2,389,914
Total Equity Market Capitalization	$2,696,082	$2,422,486	$2,368,276	$2,543,550	$2,732,547
(1) These shares were redeemed on April 22, 2013.
(2) 352 units outstanding with a liquidation preference of $25 per unit, and convertible into 176 common units.
(3) 532 shares outstanding with a liquidation preference of $50 per share, and convertible into 434 shares.

Corporate Office Properties Trust
Debt Analysis as of March 31, 2014
(dollars in thousands)

	Stated Rate	GAAP Effective Rate	Weighted Average Maturity (in Years)	Maximum Availability	Outstanding Balance	Average Stated Interest Rates for Three Months Ended 3/31/14

Debt Outstanding
Fixed rate
Secured debt	6.12%	6.12%	2.7	(1)	$679,260	6.1%
Senior Unsecured Notes	4.28%	4.44%	9.4		592,838	4.3%
Exchangeable Senior Notes	4.25%	6.05%	1.0		565	4.3%
Other Unsecured Debt	0.00%	6.50%	12.1		1,677	—%
Total fixed rate debt	5.26%	5.34%	5.8		$1,274,340	5.2%
Variable rate
Secured debt	2.41%	2.41%	1.6		$37,491	2.4%
Unsecured Revolving Credit Facility	1.42%	1.42%	3.3	$800,000	—	—%
Unsecured Term Loans	1.78%	1.78%	2.8		620,000	1.8%
Total variable rate debt	1.81%	1.81%	2.7		$657,491	2.6%	(2)(3)
Total consolidated debt outstanding	4.08%	4.14%	4.8		$1,931,831	4.3%	(2)(3)

Variable Rate Loans Subject to Interest Rate Swaps (2)					$437,491	0.6%

% of Fixed Rate Loans (2)					88.6%
% of Variable Rate Loans (2)					11.4%
					100.0%

Recourse debt					$1,278,520
Nonrecourse debt					653,311
Total consolidated debt outstanding					$1,931,831

(1) Includes $19.8 million balance on construction loans with maximum available borrowings of $26.2 million.
(2) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.
(3) Includes facility commitment fees incurred for our Unsecured Revolving Credit Facility.

Corporate Office Properties Trust
Debt Analysis  (continued)
(dollars in thousands)

	March 31, 2014
Secured debt	$716,751
Unsecured debt	1,215,080	0.386
Total consolidated debt outstanding	$1,931,831

Unencumbered adjusted book	$3,502,575
Encumbered adjusted book	938,000
Total adjusted book	$4,440,575

# of Operating Office Properties
Unencumbered	141
Encumbered	42
Total	183

Square Feet of Office Properties (in thousands)
Unencumbered	12,937
Encumbered	4,536
Total	17,473

	Three Months Ended 3/31/14
Unencumbered NOI from real estate operations	$52,360
Encumbered NOI from real estate operations	22,784
Total NOI from real estate operations	$75,144

Unencumbered adjusted EBITDA	$47,930
Encumbered adjusted EBITDA	22,781
Total adjusted EBITDA	$70,711

Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include discontinued operations	Three Months Ended 3/31/14
Adjusted EBITDA debt service coverage ratio	3.3x
Adjusted EBITDA fixed charge coverage ratio	2.9x
Adjusted debt to in-place adjusted EBITDA ratio	6.8x

	As of and for Three Months Ended 3/31/14
Unsecured Senior Notes Covenants	Actual		Required
Total Debt / Total Assets	45.3%		Less than 60%
Secured Debt / Total Assets	16.2%		Less than 40%
Debt Service Coverage	3.3x		Greater than 1.5x
Unencumbered Assets / Unsecured Debt	269.2%		Greater than 150%

Corporate Office Properties Trust
Debt Maturity Schedule
(dollars in thousands)

		GAAP
	Stated	Effective
	Rate	Rate	2014	2015	2016	2017	2018	Thereafter	Total
Unsecured Debt
Unsecured Revolving Credit Facility (1)	LIBOR + 1.30%	1.42%	$—	$—	$—	$—	$—	$—	$—
Senior Unsecured Notes
Due 5/15/23	3.60%	3.70%	—	—	—	—	—	350,000	350,000
Due 2/15/24	5.25%	5.49%	—	—	—	—	—	250,000	250,000
Total Senior Unsecured Notes			—	—	—	—	—	600,000	600,000

Exchangeable Senior Notes	4.25%	6.05%	—	575	—	—	—	—	575
Other Unsecured Debt
2015 maturities (2)	LIBOR + 1.50%	1.66%	—	250,000	—	—	—	—	250,000
2017 maturities (1)	LIBOR + 1.50%	1.66%	—	—	—	250,000	—	—	250,000
2019 maturities	LIBOR + 2.10%	2.26%	—	—	—	—	—	120,000	120,000
2026 maturities	0.00%	—%	150	200	200	200	200	1,461	2,411
Total Other Unsecured Debt			150	250,200	200	250,200	200	121,461	622,411

Total Unsecured Debt			$150	$250,775	$200	$250,200	$200	$721,461	$1,222,986
Secured Debt
Fixed Rate Secured Debt
2014 maturities	7.25%	7.25%	$83,059	$—	$—	$—	$—	$—	$83,059
2015 maturities	5.53%	5.53%	—	103,000	—	—	—	—	103,000
2016 maturities	6.59%	6.58%	2,907	4,128	277,886	—	—	—	284,921
2017 maturities	5.64%	5.66%	135	189	200	154,302	—	—	154,826
Thereafter	4.40%	4.35%	714	1,000	1,053	1,113	1,174	48,338	53,392
Total Fixed Rate Secured Debt			86,815	108,317	279,139	155,415	1,174	48,338	679,198
Variable Rate Secured Debt	LIBOR + 2.25%	2.41%	614	36,877	—	—	—	—	37,491
Total Secured Debt			$87,429	$145,194	$279,139	$155,415	$1,174	$48,338	$716,689

Total Debt			$87,579	$395,969	$279,339	$405,615	$1,374	$769,799	$1,939,675

Fixed Rate Debt	5.26%	5.34%	$86,965	$109,092	$279,339	$155,615	$1,374	$649,799	$1,282,184
Variable Rate Debt	1.82%	1.82%	614	286,877	—	250,000	—	120,000	657,491
Total Debt			$87,579	$395,969	$279,339	$405,615	$1,374	$769,799	$1,939,675

Balloon Payments			$82,458	$389,751	$274,605	$404,110	$—	$763,945	$1,914,869
Scheduled Principal Amortization			5,121	6,218	4,734	1,505	1,374	5,854	24,806
Total Debt			$87,579	$395,969	$279,339	$405,615	$1,374	$769,799	$1,939,675
							Net discount		(7,844)
							Consolidated debt		$1,931,831
(1) Matures in 2017, and may be extended by one-year at our option, subject to certain conditions.
(2) May be extended by two one-year periods at our option, subject to certain conditions.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 3/31/14
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy	Total Assets (1)	Property Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	96.9%	$54,762	$37,491	50%
Huntsville, AL:
LW Redstone Company, LLC (4 properties)	425	85.5%	76,064	31,639	85%
Total/Average	667	89.6%	$130,826	$69,130
NOI of Operating Properties for Three Months Ended 3/31/14 (2)	$2,599

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Property Level Debt	% COPT Owned
Suburban Maryland:
Indian Head Technology Center
Business Park (3)	967	$6,436	$—	75%
M Square Research Park	525	5,966	—	50%
Huntsville, Alabama:
Redstone Gateway	4,173	59,167	—	85%
Total	5,665	$71,569	$—

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)
During 2012, the joint venture exercised its option under its development agreement with the project's jurisdictional county to require the county to repurchase the joint venture’s land at its original acquisition cost. Under the terms of the agreement with the county, the repurchase must occur by August 2014.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (in thousands)

	Three Months Ended
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Net income (loss)	$5,671	$92,672	$(2,000)	$(4,405)	$15,277
Interest expense on continuing and discontinued operations	20,827	23,181	21,310	23,369	22,371
Income tax expense	64	1,917	24	21	16
Depreciation of furniture, fixtures and equipment (FF&E)	505	495	502	527	530
Real estate-related depreciation and amortization	43,596	31,322	29,210	28,935	28,252
Impairment losses	1	921	22,074	7,195	1,857
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	23	(67,808)	374	21,470	5,184
Loss (gain) on sales of operating properties	4	(9,004)	—	—	—
Gain on sales of non-operational properties	—	—	—	(329)	(2,354)
Net loss (gain) on investments in unconsolidated entities included in interest and other income	20	221	1,006	(961)	(60)
Adjusted EBITDA	$70,711	$73,917	$72,500	$75,822	$71,073
Add back:
General, administrative and leasing expenses on continuing and discontinued operations	8,143	8,442	8,027	6,583	7,821
Business development expenses and land carry costs on continuing and discontinued operations, excluding operating property acquisition costs	1,326	1,367	1,383	1,327	1,359
Depreciation of FF&E	(505)	(495)	(502)	(527)	(530)
Income from construction contracts and other service operations	(3,166)	(605)	(685)	(1,413)	(785)
Interest and other income, excluding net loss/gain on investments in unconsolidated entities	(1,305)	(1,106)	(1,003)	(1,045)	(886)
Equity in income of unconsolidated entities	(60)	(1,899)	(44)	(126)	(41)
NOI from real estate operations	$75,144	$79,621	$79,676	$80,621	$78,011

Adjusted EBITDA	$70,711	$73,917	$72,500	$75,822	$71,073
NOI from properties in quarter of disposition	—	(5,107)	—	(45)	—
In-place adjusted EBITDA	$70,711	$68,810	$72,500	$75,777	$71,073

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Discontinued Operations
Revenues from real estate operations	$19	$8,233	$9,740	$9,543	$10,120
Property operating expenses	20	(2,982)	(3,524)	(3,321)	(3,678)
Depreciation and amortization	—	(996)	(1,005)	(1,262)	(1,242)
General, administrative and leasing expenses	—	(3)	—	—	(1)
Interest	—	(1,905)	(1,968)	(2,267)	(2,081)
(Loss) gain on early extinguishment of debt	(23)	67,810	—	—	—
Impairment losses	(1)	(921)	(16,217)	(7,195)	(1,857)
(Loss) gain on sales of depreciated real estate properties	(4)	2,671	—	—	—
Discontinued operations	$11	$71,907	$(12,974)	$(4,502)	$1,261
GAAP revenues from real estate operations from continuing operations	$124,877	$118,487	$114,821	$115,732	$111,957
Revenues from discontinued operations	19	8,233	9,740	9,543	10,120
Real estate revenues	$124,896	$126,720	$124,561	$125,275	$122,077
GAAP property operating expenses from continuing operations	$49,772	$44,117	$41,361	$41,333	$40,388
Property operating expenses from discontinued operations	(20)	2,982	3,524	3,321	3,678
Real estate property operating expenses	$49,752	$47,099	$44,885	$44,654	$44,066
Gain on sales of real estate, net, per statements of operations	$—	$6,333	$—	$329	$2,354
(Loss) gain on sales of real estate from discontinued operations	(4)	2,671	—	—	—
(Loss) gain on sales of real estate from continuing and discontinued operations	(4)	9,004	—	329	2,354
Less: Gain on sales of non-operating properties	—	—	—	(329)	(2,354)
(Loss) gain on sales of operating properties	$(4)	$9,004	$—	$—	$—
Impairment losses, per statements of operations	$—	$—	$5,857	$—	$—
Impairment losses on discontinued operations	1	921	16,217	7,195	1,857
Total impairment losses on previously depreciated operating properties	$1	$921	$22,074	$7,195	$1,857

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Depreciation and amortization associated with real estate operations from continuing operations	$43,596	$30,326	$28,205	$27,673	$27,010
Depreciation and amortization from discontinued operations	—	996	1,005	1,262	1,242
Real estate-related depreciation and amortization	$43,596	$31,322	$29,210	$28,935	$28,252
Interest expense from continuing operations	$20,827	$21,276	$19,342	$21,102	$20,290
Interest expense from discontinued operations	—	1,905	1,968	2,267	2,081
Total interest expense	20,827	23,181	21,310	23,369	22,371
Less: Amortization of deferred financing costs	(1,167)	(1,159)	(1,321)	(1,443)	(1,528)
Less: Amortization of net debt discounts and premiums, net of amounts capitalized	171	48	121	(556)	(628)
Denominator for interest coverage	19,831	22,070	20,110	21,370	20,215
Scheduled principal amortization	1,855	2,252	2,226	2,491	2,512
Denominator for debt service coverage	21,686	24,322	22,336	23,861	22,727
Scheduled principal amortization	(1,855)	(2,252)	(2,226)	(2,491)	(2,512)
Preferred share dividends - redeemable non-convertible	4,490	4,490	4,490	4,885	6,106
Preferred unit distributions	165	165	165	165	165
Denominator for fixed charge coverage	$24,486	$26,725	$24,765	$26,420	$26,486
Preferred share dividends	$4,490	$4,490	$4,490	$4,885	$6,106
Preferred unit distributions	165	165	165	165	165
Common share dividends	24,091	24,026	24,022	23,604	23,594
Common unit distributions	1,081	1,094	1,094	1,042	1,050
Total dividends/distributions	$29,827	$29,775	$29,771	$29,696	$30,915
Common share dividends	$24,091	$24,026	$24,022	$23,604	$23,594
Common unit distributions	1,081	1,094	1,094	1,042	1,050
Dividends and distributions for payout ratios	$25,172	$25,120	$25,116	$24,646	$24,644
Total Assets	$3,605,897	$3,629,952	$3,755,588	$3,699,635	$3,685,099
Accumulated depreciation	635,178	597,649	612,369	597,783	576,299
Accumulated depreciation included in assets held for sale	—	—	8,845	12,201	12,201
Accumulated amort. of real estate intangibles and deferred leasing costs	199,500	193,142	195,559	189,330	184,097
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	—	—	9,224	9,216	9,208
Denominator for debt to adjusted book	$4,440,575	$4,420,743	$4,581,585	$4,508,165	$4,466,904
Debt, net	$1,931,831	$1,927,703	$2,135,031	$2,093,106	$1,957,360
Less: Cash and cash equivalents	(18,374)	(54,373)	(27,318)	(9,196)	(23,509)
Numerator for adjusted debt to in-place adjusted EBITDA ratio	$1,913,457	$1,873,330	$2,107,713	$2,083,910	$1,933,851

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions and accumulated amortization of deferred leasing costs.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives and income taxes.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net income (loss) is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of

Corporate Office Properties Trust
Definitions

geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI.

Cash NOI, excluding gross lease termination fees
Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.  Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Adjusted debt to in-place adjusted EBITDA ratio
Defined as (1) debt, as adjusted to subtract cash and cash equivalents as of the end of the period, divided by (2) in-place adjusted EBITDA (defined below) for the three month period that is annualized by multiplying by four.

Debt to Adjusted book
Defined as the carrying value of our debt divided by Adjusted Book.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there); recurring capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs: gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax; gain or loss on early extinguishment of debt; FFO associated with properties securing non-recourse debt on

Corporate Office Properties Trust
Definitions

which we have defaulted and which we have extinguished, or expect to extinguish, via conveyance of those properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a useful supplemental measure in evaluating operating performance.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income (loss) computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations

Corporate Office Properties Trust
Definitions

that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized), (2) dividends on preferred shares and (3) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Real estate revenue operating margin
Defined as NOI from real estate operations divided by real estate revenue, including continuing and discontinued operations.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in our ownership of operating properties.  We believe that net income (loss) is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Recurring Capital Expenditures
Definition is included above in the definition for Diluted AFFO.

Rental revenue operating margin
Defined as NOI from real estate operations divided by real estate rental revenue, including continuing and discontinued operations.

Same office property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Construction Properties — Properties under active construction and properties that we were contractually committed to construct.

Core Portfolio — Operating properties held for long-term investment.

Demand Driver Adjacent Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington, DC/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office — Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Same Office Properties — Operating office properties owned and 100% operational since at least January 1, 2013, excluding properties held for future disposition.

Second Generation Space — Space leased that has been previously occupied.

Strategic Reallocation Plan — Plan approved by our Board of Trustees to dispose of properties that are no longer closely aligned with our strategy.

Strategic Tenant Niche Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers, or that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.